Exhibit 99.1

Following Approval at its Special Meeting of Shareholders, BIO-key Announces 1-for-8

Reverse Stock Split to Regain Compliance with Nasdaq Minimum Bid Price Requirement

WALL, NJ – November 19, 2020 - BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of biometric and other multi-factor identity and access management (IAM) solutions for strong, convenient authentication and large-scale identity applications, today announced that the Company’s Board of Directors has approved a 1-for-8 reverse stock split that is expected to become effective on November 20, 2020. On November 16th, BIO-key shareholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split at a ratio between 1-for-4 and 1-for-10, with the final ratio determined by the Company’s Board of Directors. Pursuant to the reverse split, BIO-key shareholders will receive one (1) new share of common stock for every eight (8) shares held prior to the effective date. Any fractional shares will be rounded up to the next whole share and shareholders will not receive cash in lieu of any such fractional shares. BIO-key expects to commence trading on the Nasdaq Capital Market on a split-adjusted basis on November 20, 2020.

BIO-key had approximately 62.4M issued and outstanding shares of common stock as of September 30, 2020. After giving effect to the 1-for-8 reverse stock split, BIO-key will have approximately 7.8M issued and outstanding shares of common stock. At September 30, 2020, the Company had approximately $18.4M of cash, which on a split-adjusted basis represents approximately $2.36 per share.

BIO-key CEO Michael DePasquale commented, “The reverse split is the final step in our efforts this year to build a sound financial foundation and reposition BIO-key for growth and improved financial performance. A reverse split was required to regain compliance with Nasdaq’s $1 minimum closing bid maintenance requirement. We chose the 1-for-8 ratio to balance ongoing minimum bid price compliance with adequate liquidity for our common stock.

“We view our Nasdaq listing as key to the Company’s success and an asset to our shareholders. In Q3, we accomplished a significant recapitalization, paid off all outstanding debt, funded the PistolStar acquisition, and ended the quarter with more than $18 million of cash. Our strong balance sheet and Nasdaq listing are noticed by large corporate customers and was also critical to accomplishing the PistolStar acquisition. We’ve made much progress in 2020 and believe we are well positioned for future growth as we continue to expand our product portfolio and build customer relationships in lucrative global markets for identity and authentication solutions, network security, and access management.”

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric centric, multi-factor identity and access management (IAM) solutions, including its PortalGuard IAM solution, that provide convenient and secure access to devices, information, applications and high-value transactions. BIO-key’s proprietary software and hardware solutions, with industry leading biometric capabilities, enable large-scale on-premise and Identity-as-a-Service (IDaaS) solutions as well as customized enterprise and cloud solutions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to execute and deliver on contracts in Africa; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of PistolStar into our business; the duration and severity of the current coronavirus COVID-19 pandemic and its effect on our business operations, sales cycles, personnel, and the geographic markets in which we operate; delays in the development of products and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the industry in general and the financial position and operating results of our Company in particular have been material, are changing rapidly, and cannot be predicted.

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Twitter – Corporate:	@BIOkeyIntl
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Investor & Media Contacts

William Jones, David Collins

Catalyst IR

212-924-9800

bkyi@catalyst-ir.com

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